PERFORMANCE BASED RESTRICTED SHARES

AWARD AGREEMENT

(under the Milacron Inc. 2004 Long-Term Incentive Plan)

THIS AWARD AGREEMENT (this “Award Agreement”) made in Cincinnati, Ohio on the date of signature below, between Milacron Inc., a Delaware corporation (hereinafter called the “Company”) and      , a regular salaried employee of the Company or one of its Subsidiaries (hereinafter called the “Grantee”).

WITNESSETH:

Whereas, the Company desires to grant to the Grantee the right, contingent upon certain vesting requirements, to receive shares of Common Stock, as hereinafter provided, to carry out the purpose of the Milacron Inc. 2004 Long-Term Incentive Plan (hereinafter called the “Plan”) for key employees of the Company and its Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and hereinafter in the attached Restricted Shares Terms attached as Exhibit “A” and incorporated herein, and for other good and valuable consideration, the Company and the Grantee do hereby agree as follows:

Subject to and upon the terms, conditions and restrictions set forth in the Plan and this Award Agreement, the Company hereby grants to the Grantee as of February 11, 2005 (the “Date of Grant”) and as a matter of separate agreement and not in lieu of other compensation for services,      shares of Common Stock as Restricted Shares (the “Restricted Shares”).

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed and the Grantee has hereunto set his or her hand, all as of the day and year first above written.

MILACRON INC.

By:

GRANTEE:

DATE:

EXHIBIT A

MILACRON INC.

RESTRICTED SHARES TERMS

1. Grant of Restricted Shares. The Restricted Shares shall be certificated or registered in the name of the Grantee and held by the Company or its transfer agent as soon as administratively practicable following the Grantee’s execution and acceptance of this Award Agreement and shall be fully paid and nonassessable. If certificated, the Restricted Shares shall be represented by a certificate or certificates registered in the Grantee’s name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

2. Restrictions on Transfer of Restricted Shares. The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 3 hereof; provided, however, that the Grantee’s rights with respect to such Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 2 shall be void ab initio, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares.

3. Vesting of Restricted Shares.

(a) All or a portion of the Restricted Shares shall vest on at 11:59 p.m. on February 10, 2008 (the “Vesting Date”), provided that (i) the Grantee has been continuously employed with the Company and its Subsidiaries from the Date of Grant until such time and (ii) the Committee determines that all or a portion of the Management Objectives have been satisfied in accordance with Section 3(b).

(b) As soon as administratively practicable after the Vesting Date, the Committee shall determine (i) the extent, if any, to which the Management Objectives for the period beginning on January 1, 2005 and ending on December 31, 2007 (the “Performance Period”) shall have been achieved in accordance with Schedule A, which schedule is incorporated herein and made a part of this Award Agreement, and (ii) the number of Restricted Shares, if any, that shall have become vested and nonforfeitable in accordance with Schedule A.

(c) If the Grantee ceases to be an employee of the Company or its Subsidiaries prior to the Vesting Date as a result of his or her Retirement, Disability, or any other event specified by the Committee, then the Grantee shall be treated as if he or she had remained an employee of the Company and its Subsidiaries through the Vesting Date, and the Restricted Shares that would otherwise have become nonforfeitable as of the Vesting Date (assuming that Grantee had remained continuously employed with the Company and its Subsidiaries until such date) shall vest as of the Vesting Date. For purposes of this Award Agreement, “Retirement” shall mean the Grantee’s termination of employment with the Company and its Subsidiaries (i) after having attained age 55 and at least five years of Credited Service (as that term is defined in the Milacron Retirement Plan); or, (ii) in accordance with a temporary early retirement program of the Company or its Subsidiaries. For purposes of this Award Agreement, “Disability” shall have the meaning given such term in the long-term disability plan of the Company in effect for, or applicable to, the Grantee.

(d) Notwithstanding anything contained in this Section 3 to the contrary, all of the Restricted Shares shall immediately become vested and nonforfeitable if, prior to the Vesting Date and while the Grantee is in the employ of, or pursuant to Section 3(c) above is treated as if remaining in the employ of, the Company and its Subsidiaries, (i) the Grantee dies or (ii) a Change in Control occurs.

4. Forfeiture of Shares. Except as and to the extent the Restricted Shares have become nonforfeitable pursuant to Section 3, all of the Restricted Shares shall be forfeited if the Grantee ceases to be continuously employed by the Company and its Subsidiaries prior to the Vesting Date. In the event of a forfeiture, the certificate(s), if any, representing the Restricted Shares covered by this Award Agreement shall be canceled.

5. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Award Agreement.

6. Retention of Stock Certificate(s) by the Company. If certificated, the certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3 of this Award Agreement.

7. No Employment Contract. Nothing contained in this Award Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

8. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with the issuance or vesting of the Restricted Shares (including in the event of the Grantee making an election under Section 83(b) of the Code with respect to the Restricted Shares), and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Grantee shall promptly notify the Company of any election made by the Grantee pursuant to Section 83(b) of the Code.

9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange; provided, however, notwithstanding any other provision of this Award Agreement, the Restricted Shares shall not be delivered (or the restrictions related thereto shall not cease) if the issuance or cessation thereof would result in a violation of any such law or listing requirement.

10. Continuous Employment. For purposes of this Award Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Committee.

11. Amendments. Subject to the terms of the Plan, the Committee may modify this Award Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Award Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Award Agreement shall adversely affect the rights of the Grantee under this Award Agreement without the Grantee’s consent.

12. Severability. In the event that one or more of the provisions of this Award Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13. Relation to Plan. This Award Agreement is subject to the terms and conditions of the Plan. This Award Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Award Agreement, and supersede all prior communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Award Agreement and the Plan, the Plan shall govern. Capitalized terms used in this Award Agreement without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of Restricted Shares.

14. Successors and Assigns. Without limiting Section 2 hereof, the provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

15. Governing Law. The interpretation, performance, and enforcement of this Award Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

16. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Grantee shall be addressed to the Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

[END]

SCHEDULE A

MANAGEMENT OBJECTIVES

1. Management Objectives. The Management Objectives applicable to the Restricted Shares shall be based on the Company’s Consolidated Cash Flow (as defined in the Certificate of Designation of the 6% Series B Convertible Preferred Stock of Milacron Inc., as amended from time to time) and excluding certain extraordinary or special items approved by the Committee (“EBITDA”).

2. Vesting of Restricted Shares. On the Vesting Date, the portion, if any, of the Restricted Shares that shall become vested and nonforfeitable shall be based on the extent to which the Company’s cumulative EBITDA for the Performance Period is greater than, less than or equal to the cumulative EBITDA levels set forth below (if the Company’s cumulative EBITDA falls between two of the specified amounts set forth below, then the percentage of Restricted Shares vested shall be calculated in a linear fashion):

Cumulative EBITDA	% of Restricted Shares Vested
***	100%

***	75%

***	50%

***	25%

***	0%

Notwithstanding the foregoing, if during the Performance Period the Company violates any material covenant under any major loan agreement or similar instrument or document to which the Company is a party, which violation is not cured by an amendment or waiver by the parties thereto, then the Committee may, in its sole discretion, reduce the percentage of Restricted Shares vested, if any, by up to 50%.

“***” indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.